Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

In connection with the Quarterly Report on Form 10-QSB for the period ended June 30, 2004 (the “Form 10-QSB”) of Botetourt Bankshares, Inc. (the “Company”), I, H. Watts Steger, III, Chairman and Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a)	the Form 10-QSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-QSB.

By:	/s/ H. Watts Steger, III	Date: August 10, 2004
H. Watts Steger, III
Chairman and Chief Financial Officer